                                                                    EXHIBIT 23.2



                        Consent of Independent Auditors


         We consent to the use in this amended registration statement of Community Savings Bankshares, Inc. on Form S-1 and the amended Application on Form AC of ComFed, M. H. C. of our report dated February 20, 1998, appearing in the Prospectus, which is part of this Registration Statement and the Application.


         We also consent to the reference to us under heading "Experts" in such Prospectus.




Deloitte & Touche LLP
West Palm Beach, Florida


October 13, 1998